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                        MANAGEMENT SERVICES AGREEMENT


               THIS IS A MANAGEMENT SERVICES AGREEMENT, dated August 28, 2001 (the "Agreement"), by and between Franklin Capital Corporation, a Delaware corporation ("Franklin") and eCom Capital, Inc., a Delaware corporation ("ECI").

                                  Background

               WHEREAS, the business of ECI consists of the production and distribution, of programming on various radio networks, selling advertising related thereto as well as other activities related thereto (the "Business").

               WHEREAS, Franklin has in its employ certain individuals with expertise in the administration and management functions of the Business. ECI desires to have Franklin, through such individuals, provide certain management and advisory services with respect to the Business on the terms hereinafter set forth. Franklin is willing to provide such management and advisory services.

               WHEREAS, Franklin retained certain professionals, including, without limitation, Weil, Gotshal & Manges LLP and Houlihan Lokey Howard & Zukin (together, the "Professionals"), to provide necessary services in connection with the negotiation and execution of the Asset Purchase Agreement ("Asset Purchase Agreement"), dated August 8, 2001, among Franklin and Winstar Radio Networks, LLC, Winstar Global Media, Inc. and Winstar Radio Productions, LLC, and the ancillary documents thereto and transactions contemplated therein as well as services relating to the acquisition of financing necessary for the completion of such transactions (the "Necessary Services").

               NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth and the mutual benefits to be derived herefrom and intending to be legally bound hereby, ECI and Franklin hereby agree as follows:

                                    Terms

               1. Engagement. ECI hereby engages Franklin, and Franklin hereby agrees, to provide to ECI the management and advisory services described in Section 2 below, on the terms and subject to the conditions herein.

               2. Management Services of Franklin. Subject always to the supervision and control of, and the policies set by, the Boards of Directors of ECI and its officers, during the term of this Agreement, Franklin shall provide management and advisory services with respect to the business, operations and affairs of ECI, which advisory services may include advice regarding corporate, financial (including cash management), operating and administrative functions, and any other services reasonably requested. In addition, the chief financial officer (the "CFO") of



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Franklin shall devote approximately 80% of his business time and attention to managing the business, operations and affairs of ECI.

               3. Compensation. ECI and Franklin agree that Franklin shall be entitled to receive as compensation for services rendered hereunder a monthly fee consisting of reimbursement of Franklin's out-of-pocket costs and expenses relating to Franklin's performance of its obligations hereunder (including, without limitation, reimbursement for 80% of the CFO's salary, bonus and benefits; provided, however that in any given year such amount of reimbursement of the CFO's salary, bonus and benefits shall not be in an amount in excess of $120,000) ("Expenses"), plus $30,000 (the "Management Fee"); provided, however, that following the six (6) month anniversary of this Agreement the amount of the Management Fee shall be subject to review and adjustment by the Board of Directors of ECI on a quarterly basis; provided, further, that the decision of the Board of Directors to either maintain the amount of the Management Fee at $30,000 or adjust such amount is subject to the affirmative vote of a majority of the Board of Directors with at least two
(2) directors who were not nominated or designated by Franklin to the Board of Directors casting an affirmative vote; provided, further, that in no event shall the Management Fee be adjusted to an amount less than $15,000. ECI shall pay Franklin the Management Fee and Expenses on or before the first day of each month of the calendar year during the Term (defined below). In addition, ECI shall reimburse Franklin or pay directly to the Professionals at the closing of the transactions contemplated by the Asset Purchase Agreement the cost of the Necessary Services.

               4. Term. The term of this Agreement shall commence on the date hereof and shall continue in full force and effect until December 31, 2003; provided, however, that following December 31, 2003 this Agreement shall automatically continue in force, on the same terms and conditions, for successive one (1) year periods (each, a "Renewal Period") unless the Board of Directors of either Franklin or ECI shall provide written notice declining such renewal (upon the majority vote of such Board of Directors) to the other party at least ninety (90) days prior to the first day of the applicable Renewal Period (such period of time from the date hereof to December 31, 2003, or longer period (in the event of a Renewal Period), is referred to herein as the "Term").

               5. Limitation on Liability; Indemnification. Franklin shall not be liable to ECI for, and ECI shall indemnify and hold Franklin and its employees providing services hereunder ("Indemnified Party") harmless from and against, all losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees) resulting from any third-party claim or suit (including derivative actions) to which an Indemnified Party may become subject which results from the delivery by Franklin and its employees of services hereunder; provided, however, that the foregoing shall not apply to any such loss, liability, cost, damage or expense resulting from the willful misconduct or gross negligence of an Indemnified Party.

               6. Entire Agreement; Parties Bound. This Agreement contains the entire agreement between the parties concerning the management of the Business, is subject to change only by a written agreement referring to this Agreement and signed by the parties hereto, and will bind and inure to the benefit of the parties hereto and their respective successors and assigns.



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               7.      Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

               8. Franklin as Independent Contractor. ECI and Franklin agree that Franklin shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Franklin nor its employees shall be considered employees or agents of any Operating Subsidiary.

               9. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

               If to Franklin:

                      Franklin Capital Corporation
                      450 Park Avenue
                      New York, NY 10022
                      Attention:

               If to ECI:

                      eCom Capital, Inc.
                      450 Park Avenue - 10th Floor
                      New York, NY 10022
                      Attention:

               10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

               11. Governing Law. This Agreement shall be deemed to have been made in and shall be construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                        [signatures on following page]


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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.


                                            FRANKLIN CAPITAL CORPORATION


                                            By:/s/STEPHEN L. BROWN
                                               -------------------------------
                                               Name:
                                               Title:



                                            ECOM CAPITAL, INC.


                                            By:/s/SPENCER L. BROWN
                                               -------------------------------
                                               Name:
                                               Title: